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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                SEPTEMBER 9, 1999
                Date of Report (Date of earliest event reported)

                                   INTUIT INC.
             (Exact Name of Registrant as Specified in its Charter)

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      DELAWARE                000-21180                   77-0034661
   (State or order    (Commission File Number)         (I.R.S. Employer
    Jurisdiction of                                   Identification No.)
    Incorporation)

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                               2535 GARCIA AVENUE
                            MOUNTAIN VIEW, CA 94025
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (650) 944-6000

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ITEM 5.  OTHER EVENTS.

        Stock Split to be Effected as a Stock Dividend

        On September 9, 1999, Intuit Inc. ( the "Company") announced that its Board of Directors had declared a three-for-one stock split, to be effected as a stock dividend of two shares of common stock for each share of the Company's common stock outstanding. Stockholders of record on September 20, 1999, will be entitled to two additional shares of common stock for each share of the Company's common stock held on that date.

        The payment date for the stock dividend will be September 30, 1999. On or about that date, the new shares will be mailed to stockholders by the Company's transfer agent, American Stock Transfer & Trust Company. The Company expects that its outstanding common stock will begin to trade on a post-split basis on October 1, 1999.

        Pursuant to Rule 416 of the Securities Act of 1933, as amended, the Registration Statement filed by Intuit on Form S-3 dated May 7, 1999 (File Number 333-78019) shall be deemed to cover the additional securities issuable as a result of the stock dividend.

        Date of Annual Meeting

        Intuit also announced that it has moved up the date of its next Annual Meeting of Stockholders, which generally is held in January, to November 30, 1999. Any stockholder who wishes to bring a proposal before the November 30, 1999, Annual Meeting of Stockholders must provide written notice of the proposal to Intuit's Corporate Secretary, at Intuit's principal executive offices, by October 1, 1999.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                             INTUIT INC.



                                /s/ CATHERINE L. VALENTINE
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                             By:  Catherine L. Valentine
                                  Vice President and Secretary

Date:  September 13, 1999

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